Exhibit 5

November 3, 2004

Board of Directors

Pointe Financial Corporation

21845 Powerline Road

Boca Raton, Florida 33433

Lady and Gentlemen:

We are acting as counsel to Pointe Financial Corporation, a Florida corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission relating to the proposed offering of up to 174,330 shares of the Company's common stock, par value $0.01 per share, all of which shares (the “Shares”) are to be issued by the Company under the Company’s 1998 Incentive Compensation and Stock Award Plan (the “Incentive Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.

An executed copy of the Registration Statement.

2.

The Articles of Incorporation of the Company, as certified by the Secretary of State of the State of Florida on October 21, 2004 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

3.

The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

Board of Directors

Pointe Financial Corporation

November 3, 2004

4.

The Incentive Plan.

5.

Resolutions of the Board of Directors of the Company adopted on March 30, 1998 and March 16, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the approval, adoption and amendment of the Incentive Plan and the issuance of the Shares.

6.

Resolutions of the shareholders of the Company adopted at meetings held on April 27, 1998 and April 27, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the approval, adoption and amendment of the Incentive Plan and the issuance of the Shares.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Florida Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Florida Business Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting these laws.

Board of Directors

Pointe Financial Corporation

November 3, 2004

Based upon, subject to and limited by the foregoing, we are of the opinion that (i) following effectiveness of the Registration Statement, (ii) issuance of the Shares in accordance with the terms of the Incentive Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors or a committee of the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.